NEWS RELEASE

For: IMMEDIATE RELEASE Contact: CHARLES S. HOWARD, PRESIDENT

or

Date: APRIL 23, 2004 DAVID A. MEINERT, EVP & CFO

MIDWESTONE FINANCIAL GROUP REPORTS

HIGHER FIRST QUARTER 2004 EARNINGS

KRAUSE NAMED PRESIDENT OF MIDWESTONE BANK BURLINGTON

Oskaloosa, Iowa -- MidWestOne Financial Group, Inc. (Nasdaq -- OSKY) announced that the bank holding company earned $1,558,000, or $.41 per share basic, for the first quarter of 2004. Net income for the first quarter of 2004 increased 16 percent compared with $1,339,000, or $.34 per share basic, for the first quarter of 2003. Diluted earnings per share were $.40 for the first quarter of 2004 compared with $.33 for the first quarter of 2003. The increase in net income for the first quarter of 2004 was mainly due to improved net interest margin. The additional revenue attributable to the higher net interest margin was partially offset by a one-time charge related to the retirement of William D. Hassel, president and CEO of MidWestOne Bank in Burlington.

Jerry D. Krause will be filling Hassel's position as president and CEO of MidWestOne Bank effective April 26, 2004. Krause has been the executive vice president and a director of Central Valley Bank in Ottumwa since 1996 and has held various positions in other financial institutions since 1971.

Complete earnings, as outlined in this release, will be discussed at MidWestOne Financial Group's annual meeting of shareholders on April 30, 2004. All of the Company's shareholders are invited to attend the meeting in Oskaloosa.

The Company continues to benefit from the historically low market interest rate environment. The low rates have enabled the Company to reduce its cost of funds resulting in a significant reduction in interest expense. The average rate on interest-bearing liabilities was 2.56 percent for the first quarter of 2004 compared with 3.25 percent for the first quarter of 2003. Total interest expense decreased $618,000 in 2004 versus the first quarter of 2003. The Company also benefited from enhanced loan pool participation income. Total loan pool participation interest and discount income increased $576,000 in the first quarter of 2004 compared with the same period in 2003. Cash collections and settlements of loans in litigation bolstered loan pool participation income. The Company's yield on the loan pool participations rose to 13.09 percent for the first quarter of 2004 compared with 10.34 percent in the first quarter of 2003. The Company's net interest margin on a tax-equivalent basis was 4.52 percent for the quarter ended March 31, 2004 versus 3.99 percent in the first quarter of 2003.

Return on average assets for the Company was 1.01 percent for the first quarter of 2004 compared with .93 percent in the first quarter of 2003. The return on average shareholders' equity for the first quarter of 2004 improved to 10.98 percent from 9.60 percent for the quarter ended March 31, 2003. Cash dividends paid to shareholders in the first quarter of 2004 increased to $.17 per share, up $.01 from the amount paid in each quarter of 2003.

Total assets of the Company decreased slightly to $622,019,000 as of March 31, 2004 from $623,306,000 on December 31, 2003. Assets increased $4,654,000 when comparing March 31, 2004 with the March 31, 2003 total of $617,365,000. Total deposits as of March 31, 2004 were $457,635,000 versus $453,125,000 on December 31, 2003 and $460,257,000 as of March 31, 2003.

The Company's total loans (excluding loan pool participations) increased 2.7 percent as of March 31, 2004 to $387,136,000 compared with the year-end 2003 balance of $377,017,000 primarily due to loan growth in the Waterloo, Iowa market. Loans increased $19,960,000 in comparison with the March 31, 2003 total of $367,176,000. Total loans as a percentage of deposits were 84.6 percent on March 31, 2004, compared with 83.2 percent as of December 31, 2003 and 79.8 percent on March 31, 2003.

Loan pool participations totaled $80,155,000 on March 31, 2004 compared with $89,059,000 on December 31, 2003 and $85,982,000 on March 31, 2003. The reduction from the December 31, 2003 balance is due to collections during the first quarter of 2004. The Company did not acquire any new loan pool participations in the first quarter of 2004.

Non-performing loans as of March 31, 2004 decreased minimally to $3,124,000 compared with $3,129,000 on December 31, 2003. As of March 31, 2004, non-performing loans were .81 percent of total loans compared with .83 percent of total loans on December 31, 2003. Other real estate owned as of March 31, 2004 increased slightly to $169,000 from the year-end 2003 total of $163,000. Other real estate owned represents the estimated fair value of property held by the Company following foreclosure.

During the first quarter of 2004, the Company's provision for loan loss expense totaled $158,000 compared with $160,000 in the first quarter of 2003. At March 31, 2004, the Company's allowance for loan losses was $4,835,000, which was 1.25 percent of total loans. At December 31, 2003, the allowance for loan losses was $4,857,000, or 1.29 percent of total loans, and was $4,643,000 at March 31, 2003, which was 1.26 percent of total loans. During the first quarter of 2004, the Company charged off net loans totaling $180,000 compared to $91,000 in the first quarter of 2003.

Total non-interest income declined slightly during the first quarter of 2004. Reduced secondary market loan origination fees were offset by increased service charge and other operating income. Total non-interest expense increased $999,000 in the first quarter of 2004 compared with the first quarter of 2003, with approximately $411,000 of the increase attributable to the one-time charges associated with the retirement of the president of MidWestOne Bank in Burlington. The remainder of the increase in non-interest expense was attributable to higher salary and benefit costs, increased depreciation expense on computer and check-processing equipment, higher attorney fees and data communications expense.

William D. Hassel retired as president and CEO of MidWestOne Bank in Burlington on March 31, 2004. He will remain chairman of the bank's board. Hassel resigned as a director of MidWestOne Financial Group effective on the date of his retirement. The Company's board hopes to fill the vacancy as soon as possible.

MidWestOne Financial Group is a bank holding company headquartered in Oskaloosa, Iowa. The Company's bank subsidiaries are MidWestOne Bank & Trust in Oskaloosa, North English, Belle Plaine, Hudson and Waterloo, Iowa; Central Valley Bank in Ottumwa, Fairfield and Sigourney, Iowa; Pella State Bank in Pella, Iowa; and MidwestOne Bank in Burlington, Fort Madison and Wapello, Iowa. MidWestOne Financial Group common stock is traded on the Nasdaq National Market System under the symbol "OSKY". The Company's web site can be found at www.midwestonefinancial.com.

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause the actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.

MIDWESTONE FINANCIAL GROUP
AND SUBSIDIARIES
CONSOLIDATED FINANCIAL SUMMARY

(unaudited)		QUARTER ENDED
(in thousands, except share & per share data)		MARCH 31,
		2004	2003
Summary of Operations:
Statement of Income:
Interest income (excluding loan pool participations) ......................................................&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&..		$ 6,987	$ 7,032
Interest income and discount on loan pool participations .....................................................&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&..		2,735	2,159
Total interest income ................................................................................................&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&..		9,722	9,191
Total interest expense .................................................................................&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&..		3,304	3,922
Net interest income ............................................................................................&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&..		6,418	5,269
Provision for loan losses ......................................................................................................................&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&.		158	160
Other income .....................................................................................................................&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&..		992	994
Other expense ................................................................................................................&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&.		4,876	3,877
Income before tax .......................................................................................................................&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&		2,376	2,226
Income tax expense .....................................................................................................................&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&..		818	887

Net income ...&.

		$ 1,558	$ 1,339

Per Share Data:
Net income - basic .........................................................................................................................&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&.		$0.41	$0.34
Net income - diluted .........................................................................................................................&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&.		$0.40	$0.33
Dividends declared ...........................................................................................................................&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&		$0.17	$0.16
Weighted average shares outstanding .......................................................................................................&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&..		3,798,866	3,914,174
Weighted average diluted shares outstanding .......................................................................................................&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&..		3,920,211	4,014,405

Performance Ratios:
Return on average assets ...................................................................................................................&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&.		1.01%	0.93%
Return on average equity ...........................................................................................................&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&..		10.98%	9.60%
Net interest margin (FTE) .............................................................................................................&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&..		4.52%	3.99%
Net loan charge-offs/average loans .............................................................................................................&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&..		0.19%	0.11%

	MARCH 31,		December 31,
	2004	2003	2003
Selected Balance Sheet Data - At Period End:
Balances:

Total assets .............................................................................................................................................................................................&&&&&&&&&&..

	$ 622,019	$ 617,365	$ 623,306
Loans, net of unearned income .......................................................................................................................................................................................&&&&&&&&&&&&.	387,136	367,176	377,017
Allowance for loan losses .....................................................................................................................................................................................................&&&&&&&&	4,835	4,643	4,857
Loan pool participations ...........................................................................................................................................................................................&&&&&&&&&&&.	80,155	85,982	89,059
Total deposits ...&&&&&&&	457,635	460,257	453,125
Total shareholders' equity .......................................................................................................................................................................................&&&&&&&&&&&&.	57,692	55,865	56,144

Per Share Data:
Book value ...&&	$15.12	$14.34	$14.84
Tangible book value .................................................................................................................................................................................................&&&&&&&&&.	$11.41	$10.62	$11.08
Common shares outstanding ...&&&&&&&.	3,815,034	3,894,563	3,782,708

Financial Ratios:
Total shareholders' equity/total assets ..........................................................................................................................................................................&&&&&&&&&&&&&&&&.	9.27%	9.05%	9.01%
Total loans/total deposits ...&&&&&&.	84.59%	79.78%	83.20%
Nonperforming loans/total loans ...&&&&&&.	0.81%	1.24%	0.83%
Allowance for loan losses/total loans ...&&&&&.	1.25%	1.26%	1.29%
Allowance for loan losses/nonperforming loans .......................................................................................................................................................................&&&&&&&&&&&&&&&&&.	154.76%	102.31%	155.24%

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